                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 8, 1995
                                                  ----------------

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.
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             (Exact name of registrant as specified in its charter)


     Delaware                        1-9468              13-3405992
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  (Name or other jurisdiction       (Commission          (IRS Employer
   of incorporation)                 File Number)         Identification No.)


  399 Boylston Street, Boston, Massachusetts              02116
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 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code    (617) 578-3500
                                                      --------------

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Item 5.  Other Events
---------------------

(a)  Financial Statement of New England Investment Companies, Inc.:
     ---------------------------------------------------------------


                     NEW ENGLAND INVESTMENT COMPANIES, INC.
                                 BALANCE SHEET
                           December 31, 1993 and 1994



ASSETS:                                       1993            1994
                                              ----            ----
Cash                                     $         -      $   251,076
Distribution receivable from NEIC, LP         88,000           46,200
Other receivables                                  -           20,100
Investment in partnerships                   301,997          235,067
                                         -----------      -----------

Total assets                             $   389,997      $   552,443
                                         ===========      ===========



LIABILITIES AND SHAREHOLDER'S EQUITY:

Liabilities:
   Taxes payable                         $     6,000      $         -
                                         -----------      -----------

Shareholder's Equity:
   Common stock, $.01 par value,
    authorized - 100 shares; issued
    and outstanding - 50 shares                    1                1
Paid-in capital                           15,327,793       15,327,793
Demand note receivable from TNE          (15,000,000)     (15,000,000)
Retained earnings                             56,203          224,649
                                         -----------      -----------

Total shareholder's equity                   383,997          552,443
                                         -----------      -----------

Total liabilities and shareholder's      $   389,997      $   552,443
 equity                                  ===========      ===========


                See accompanying notes to financial statement

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

                     New England Investment Companies, Inc.
                          Notes to Financial Statement


NOTE 1:  BASIS OF PRESENTATION

New England Investment Companies, Inc. ("NEIC Inc." or the "General Partner"), a wholly owned subsidiary of New England Mutual Life Insurance Company ("TNE"), is the corporate general partner of New England Investment Companies, L.P. ("NEIC, L.P." or the "Partnership"). On September 15, 1993, the unitholders of Reich & Tang L.P., a Delaware limited partnership with units traded on the New York Stock Exchange, consummated a transaction whereby certain advisory businesses and substantially all of the related net assets were contributed by TNE in exchange for approximately 22 million newly issued limited partnership units.
In addition, the net assets of Westpeak Investment Advisors, Inc. ("Westpeak"), a wholly owned subsidiary of TNE, were contributed to Reich & Tang L.P. in exchange for its general partner units and as a result, Westpeak succeeded Reich & Tang, Inc. as the general partner of the Partnership. Westpeak changed its name to New England Investment Companies, Inc. The Partnership was renamed New England Investment Companies, L.P. The sole business of NEIC Inc. is that of general partner of the Partnership. Therefore, the consolidated financial statements of the Partnership should be read in connection with these financial statements.

NOTE 2:  INVESTMENT IN PARTNERSHIPS

NEIC Inc. owned 110,000 general partnership units of NEIC, L.P. (approximately
 .34% of the total partnership units outstanding) as of December 31, 1993, and December 31, 1994. NEIC Inc. accounts for its investment in NEIC, L.P. under the equity method since it has the ability to exercise significant influence over the management, conduct and operation of NEIC, L.P. The difference between NEIC Inc.'s carrying amount of its investment in NEIC, L.P. of $235,067 and $257,731 and its underlying equity in NEIC, L.P. of approximately $726,000 and $795,000 at December 31, 1994 and December 31, 1993, respectively, is being amortized over a fifteen year period.

NEIC Inc. also acquired R & T, Inc.'s 1% general partner interests in Fundtech Services L.P. ("Fundtech") and Reich & Tang Distributors L.P. ("R & T Distributors") as of September 15, 1993 and continued to hold these 1% interests through September 30, 1994. Fundtech and R & T Distributors were sold to a subsidiary of the Partnership, Reich & Tang Asset Management, L.P., on September 30, 1994 for $40,000.

NOTE 3:  DEMAND NOTE RECEIVABLE

On September 15, 1993, TNE contributed $15,000,000 to the capital of NEIC Inc. in the form of a note payable on demand of NEIC Inc. It is anticipated that demand will be made only to satisfy liabilities of NEIC Inc. owed in its capacity as General Partner of NEIC, L.P. that are not properly payable by the Partnership or are properly payable by the Partnership but which the Partnership is unable to pay and as to which NEIC Inc. has not disclaimed liability.

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                       Report of Independent Accountants



To the Shareholder of
New England Investment Companies, Inc.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of New England Investment Companies, Inc. at December 31, 1994 and December 31, 1993 in conformity with generally accepted accounting principles. The financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit of the financial statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit of the financial statement provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Boston, MA
November 7, 1995

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Item 5.  Other Events (continued)
---------------------------------

(b)  Certain Employment and Severance Agreements
     -------------------------------------------

NEIC and New England Investment Companies, Inc., the general partner of NEIC (the "General Partner"), have entered into an Employment Agreement dated as of August 16, 1995 (the "Employment Agreement") with Peter S. Voss providing for the employment of Mr. Voss as Chairman of the Board, Chief Executive Officer and President of NEIC and the General Partner for an initial term of three years. The term of the Employment Agreement will be automatically extended for an additional two year period unless terminated by any party prior to the second anniversary of the Effective Date of the Employment Agreement. During the term of the Employment Agreement, Mr. Voss will receive an annual salary established from time to time by the Board of Directors of the General Partner (the "Board"). In addition, Mr. Voss will be entitled to receive an annual bonus determined by the Board. In the event that Mr. Voss is terminated by NEIC without Cause or Mr. Voss elects to terminate his employment as a result of a Constructive Discharge Event (as defined in the Employment Agreement), Mr. Voss shall be entitled to lump sum payments equal to three times his Salary (as then in effect) and three times his Bonus Amount (as defined in the Employment Agreement). In addition, in the event of such a termination, Mr. Voss shall be deemed to be fully vested in any restricted units or other equity incentives held by him on the date of such termination. In the event that NEIC timely elects not to extend the Employment Agreement for an additional two year period as described above, Mr. Voss shall be entitled to one times his Salary and one times his Bonus Amount.

In addition, NEIC and the General Partner have also entered into Agreements dated as of August 16, 1995 (the "Severance Agreements") with each of G. Neal Ryland, Sherry A. Umberfield and Edward N. Wadsworth (the "Named Executives") providing, in each case, that if the employment of such Named Executive is terminated by NEIC prior to the third anniversary of the Effective Date of such Severance Agreements other than for Cause or disability or if NEIC Constructively Discharges such Named Executive and if Peter S. Voss or his designee, in his capacity as Administrator under the Severance Agreements, determines that such termination of employment or Constructive Discharge was not primarily related to such Named Executive's performance or the ordinary course of business, then such Named Executive shall be entitled to lump sum payments equal to one and one-half times his or her salary and his or her bonus amount.



Item 7. Financial Statements and Exhibits.
------------------------------------------

(c)  Exhibits
     --------

The following exhibits required to be filed by Item 601 of Regulation S-K are filed herewith:

  (10)    Material Contracts
  --------------------------

    (i)   Employment Agreement with Peter S. Voss
    (ii)  Agreement with G. Neal Ryland
    (iii) Agreement with Sherry A. Umberfield
    (iv)  Agreement with Edward N. Wadsworth

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:       November 9, 1995           By: /s/ G. Neal Ryland
     ------------------------------        --------------------------------
                                           G. Neal Ryland
                                           Executive Vice President and
                                            Chief Financial Officer

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